NEWS RELEASE

For further information contact:
Greg Rosenstein                                 Cathy Green
Manager of Investor Relations                   Chief Financial
Officer
(318) 234-4590                                  (318) 234-4590

_________________________________________________________________________

FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 13, 1996


  AMERICAN OILFIELD DIVERS HAS MOST PROFITABLE QUARTER REPORTED
                       SINCE GOING PUBLIC


  Lafayette, LA -- American Oilfield Divers, Inc. (NASDAQ: DIVE) today reported net income of $1.7 million ($0.26 per share) on revenue of $26.8 million for the fiscal second quarter ended June 30, 1996, representing the Company's most profitable quarter reported since going public in 1993. This compares with a net loss of $485,000 (a loss of $.07 per share) on revenue of $19.7 million for the second quarter ended June 30, 1995. These second quarter results are the first reported by AOD based on its new December 31 fiscal year end.

  For the six months ended June 30, 1996, AOD recorded net income of $1.8 million ($0.27 per share) on revenue of $46.1 million, compared to a net loss of $2.3 million (a loss of $0.34 per share) on revenue of $31.6 million for the six months ended June 30, 1995. Revenue increased 36 percent in the second quarter of 1996 compared to the second quarter of 1995. For the six month period ended June 30, 1996, revenue increased 46 percent over the same period of 1995.

 The results of operations for the six months ended June 30, 1996 include a $500,000 charge
($290,000 after tax, or $.04 per share) related to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," effective January 1, 1996.

 "AOD achieved strong results in spite of the fact that the April through June quarter is not traditionally associated with uniformly high activity, particularly in the Gulf of Mexico," said George C. Yax, AOD's Chairman of the Board, Chief Executive Officer and President. "However, most of our markets reported higher-than-usual activity for this period, particularly the U.S. Inland and West Coast Services Sector, in which the Chevron platform abandonment project is continuing. The project contributed $6.6 million to our second quarter revenues of $26.8 million. I believe our work on the Chevron project demonstrates our ability to effectively compete in the large-scale turnkey market. Based on our performance, we anticipate being very competitive on future projects of such scope and magnitude in both the U.S. west coast and inland markets. As of June 30, 1996, our Inland and West Coast Service Sector had an approximate $12.8 million backlog of work, which includes the remaining portion of the Chevron project to be completed in fiscal 1996.

  "Also, diver days in the Gulf of Mexico market increased approximately 24 percent over the second quarter of 1995," Yax said. "This was attributable to a large number of projects involving pipeline maintenance and repair. Finally, increased demand for subsea pipeline connectors, manufactured by Big Inch Marine Systems, contributed to the Company's strong results."

                           more . . .



  Companywide, AOD averaged 109 dive crews per day and 53 percent vessel utilization during the second quarter of 1996 compared with 88 dive crews per day and 41 percent vessel utilization during the second quarter of 1995. The Company's gross profit percentage was 34 percent in the second quarter of 1996 compared with 29 percent in the second quarter of 1995.

  "The strong second quarter and six month results further indicate that AOD's focus on internal improvements and business diversification is working, as our new, developing subsidiaries report more consistent revenue streams," Yax said. "Our diversification strategy has brought us to markets where demand is increasing for our diverse diving and related services. Going forward, I believe we will continue to benefit from increasing demand in the Gulf of Mexico diving market as the traditional diving season reaches its peak. The third quarter is already off to an extremely positive start."

 Through 41 days of the third quarter of fiscal 1996, the Company has averaged approximately 143 dive crews per day and approximately 63 percent vessel utilization. This compares to 140 dive crews per day and 58 percent vessel utilization for the third quarter of fiscal 1995.

  Statements in this press release that are not statements of historical fact are forward-looking statements involving risks and assumptions that could cause actual results to vary materially from those predicted, including, among other things, prices of crude oil and natural gas, weather conditions in offshore markets, capital expenditures by customers and the Company's ability to procure large turnkey projects.

  American Oilfield Divers, Inc., is a leading provider of diving services, subsea products, marine construction and environmental services to the offshore oil and gas industry, primarily in the U.S. Gulf of Mexico, U.S. West Coast, internationally and to certain U.S. inland customers.

                       Tables follow . . .


                 AMERICAN OILFIELD DIVERS, INC.
    Consolidated Results of Operations and Financial Position
          ($ in thousands except for per share amounts)


                                  Three Months Ended   Six Months Ended
                                      June 30,           June 30,
                                  ____________________ ____________________

Income Statement                     1996     1995        1996     1995
                                    _______  ________   ________   _______

Diving and related revenues         $26,829  $19,713    $46,057   $31,634

Operating income (loss)               2,992     (311)      3,017   (3,231)
Other  income (expense), net             (7)    (457)        142     (604)
                                    ________  ________   ________  _______
Income (loss) before income taxes
and minority interest                 2,985     (768)      3,159   (3,835)
Income tax provision (benefit)        1,250     (330)      1,320   (1,580)
Minority interest in earnings
  of subsidiary                         ---      (47)        ---      ---
                                    ________  ________   ________  _______
Net income (loss)                   $ 1,735   $ (485)    $ 1,839   $(2,255)
                                    ========  ========   ========  ========
Net  income  (loss)  per  share     $   .26   $ (.07)    $   .27   $  (.34)
                                    ========  ========   ========  ========
Weighted average shares outstanding   6,788    6,709       6,750     6,709
                                    ========  ========   ========  ========
Operational Data
Dive crew days                        9,946    8,042      16,878    13,435
Dive crews per day                      109       88          93        74
Diving support vessel utilization        53%      41%         50%       36%
Earnings before interest, taxes,
  depreciation and amortization
  (EBITDA)                           $4,396   $  954      $6,283     $(787)
EBITDA as % of revenue                 16.4%     4.8%       13.6%     (2.5%)
SG&A as % of revenue                   17.8%    23.7%       20.6%     28.9%
Gross Profit %                         34.2%    28.6%       34.3%     26.5%


                                        June 30,     December 31,
Balance Sheet                             1996          1995
                                        _________     __________
Assets:
Current assets                           $34,059       $34,851
Plant and equipment, net                  27,649        25,550
Other long-term assets                     2,913         3,520
                                         _______       _______
Total assets                             $64,621       $63,921
                                         =======       =======
Liabilities & Stockholders' Equity:
Current liabilities                      $13,543       $18,953
Long-term debt                             9,000         5,413
Stockholders' equity                      42,078        39,555
                                          ______       _______
Total liabilities & stockholders equity  $64,621       $63,921
                                         =======       =======

                             More...



Three Months Ended June 30, 1996
_______________________________________________________________________________________________

                               Gulf      International   West Coast     Subsea
                             Services<F1>   Services<F2>  Services<F3>  Products<F4>  Total
                             _________      ________     __________     _________    __________

Diving and Related Revenues   $11,453        $3,132        $9,811        $2,433       $26,829

Diving and Related Expenses   $  7,772       $2,000        $6,526        $1,354       $17,652

Gross Profit                  $  3,681       $1,132        $3,285        $1,079       $ 9,177

Gross Profit Percentage           32.1%    36.1%      33.5%      44.3%    34.2%



Three Months Ended June 30, 1995
_______________________________________________________________________________


                               Gulf      International   West Coast     Subsea
                             Services<F1>   Services<F2>  Services<F3>  Products<F4>  Total
                             _________      ________     __________     _________    __________

Diving and Related Revenues   $9,946        $4,424         $2,931        $2,412       $19,713

Diving and Related Expenses   $7,953        $2,695         $2,293        $1,143       $14,084

Gross Profit                  $1,993        $1,729         $  638        $1,269       $ 5,629

Gross Profit Percentage         20.0%         39.1%          21.8%         52.6%        28.6%

<F1> Includes diving and related services, pipelay/bury and derrick barge services provided by American Marine Construction, Inc. and environmental remediation and oil spill response services provided by American Pollution Control, Inc., all of which were performed in the Gulf of Mexico. The pipelay/bury barge was sold effective March 1, 1996.

<F2> Includes all diving and related services performed outside the
     United States and its coastal waters except for Latin America, which is included in inland and west coast services.

<F3> Includes diving and related services off the U.S. West Coast by
     American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4> Includes manufacturing and marketing of Big Inch pipeline connectors and Tarpon marginal well production systems.

                           more . . .


Six Months Ended June 30, 1996
______________________________________________________________________________________

                               Gulf      International   West Coast     Subsea
                             Services<F1>   Services<F2>  Services<F3>  Products<F4>  Total
                             _________      ________     __________     _________    __________

Diving and Related Revenues   $22,257       $5,432         $14,776       $3,592       $46,057

Diving and Related Expenses   $15,460       $3,022         $  9,871      $1,920       $30,273

Gross Profit                  $ 6,797       $2,410         $  4,905      $1,672       $15,784

Gross Profit Percentage         30.5%         44.4%            33.2%       46.5%         34.3%


Six Months Ended June 30, 1995
____________________________________________________________________________________________________



                               Gulf      International   West Coast     Subsea
                             Services<F1>   Services<F2>  Services<F3>  Products<F4>  Total
                             _________      ________     __________     _________    __________

Diving and Related Revenues   $18,019       $6,357         $4,093        $3,165       $31,634

Diving and Related Expenses   $14,380       $3,748         $3,427        $1,711       $23,266

Gross Profit                  $ 3,639       $2,609         $  666        $1,454       $ 8,368

Gross Profit Percentage          20.2%        41.0%          16.3%         45.9%         26.5%

<F1> Includes diving and related services, pipelay/bury and derrick barge services provided by American Marine Construction, Inc. and environmental remediation and oil spill response services provided by American Pollution Control, Inc., all of which were performed in the Gulf of Mexico. The pipelay/bury barge was sold effective March 1, 1996.

<F2> Includes all diving and related services performed outside the
     United States and its coastal waters except for Latin America, which is included in inland and west coast services.

<F3> Includes diving and related services off the U.S. West Coast by
     American Pacific Marine, Inc. and diving and related services provided by American Inland Divers, Inc.

<F4> Includes manufacturing and marketing of Big Inch pipeline connectors and Tarpon marginal well production systems.

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